Exhibit 99.01


              Continucare Corporation Reports Financial
               Results for First Quarter of Fiscal 2007


    MIAMI--(BUSINESS WIRE)--Nov. 13, 2006--Continucare Corporation (AMEX:CNU) today reported financial results for the three months ended September 30, 2006, the first quarter of Continucare's 2007 fiscal year. Financial highlights for the quarter and other recent events include:

    --  Completion of the Miami Dade Health Centers acquisition;

    -- Total revenue of $35.9 million, a 20% increase from $29.9 million in the first quarter of fiscal 2006;

    -- Income from operations of $2.1 million compared to $2.2 million for the same period last year;

    -- Income before income taxes remained unchanged at $2.3 million as compared to the same period last year; and

    -- Net income remained unchanged at $1.4 million, or $0.03 per diluted share, as compared to the same period a year ago.

    "We are very pleased with the progress of our business," stated Richard C. Pfenniger, Jr., Continucare's Chairman and Chief Executive Officer. "The quarterly results reflect solid revenue growth driven largely by increases in our risk managed Medicare patient population. With the acquisition of the Miami Dade Health Centers now completed, we are working diligently to realize the expected benefits of the combination while we continue our work to achieve further organic growth for our entire business."

    Balance Sheet

    Continucare's cash and cash equivalents were $12.0 million at September 30, 2006 compared to $10.7 million at June 30, 2006 while working capital increased to $17.9 million at September 30, 2006 from $15.6 million at June 30, 2006 and total liabilities were reduced to $2.0 million at September 30, 2006 from $3.1 million at June 30, 2006. The long-term portion of debt at September 30, 2006 was $0.1 million. Shareholders' equity increased to $38.8 million at September 30, 2006 from $37.0 million at June 30, 2006.

    Miami Dade Health Centers

    Continucare's financial results for its first fiscal quarter of 2007 do not reflect the Miami Dade Health Centers acquisition. The financial results of the combined company will be reflected in Continucare's financial statements beginning with its second fiscal quarter of 2007. Continucare continues to expect that the transaction will be accretive to earnings during the first full year of combined operations, but also anticipates incurring between approximately $0.5 million and $0.7 million in charges during its second quarter of fiscal 2007 relating to the restructuring of the former Miami Dade Health Centers operations. These restructuring charges are not expected to recur in future periods.

    About Continucare Corporation

    Continucare provides primary care physician services on an outpatient basis through a network of medical facilities and independent physician affiliates (IPAs) in the State of Florida. Continucare has 18 medical offices equipped with state-of-the-practice technology and staffed with experienced physicians and a comprehensive support staff. In addition, Continucare provides health practice management services to IPAs who practice primary care medicine in South Florida. Continucare assists these physicians with medical utilization and pharmacy management and specialist network development, freeing them to devote more time to patient care. Currently, through its network of medical facilities and IPAs, Continucare provides health care services for approximately 42,000 patients. For more information please visit www.continucare.com.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks and uncertainties relating to our acquisition of Miami Dade Health Centers, Inc. and its affiliated companies, including the risk that we may not realize the expected benefits of the acquisition the risk that we may be unable to successfully integrate the Miami Dade Health Centers companies into our business and achieve expected synergies, and the risk that further restructuring or other acquisition-related charges may be required in future periods, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2006 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.


                       CONTINUCARE CORPORATION
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                   September 30, 2006  June 30, 2006
                                   ------------------ ----------------
              ASSETS
Current assets:
 Cash and cash equivalents         $      12,005,651  $    10,681,685
 Other receivables, net                      317,942          231,832
 Due from HMOs, net                        6,265,871        6,339,526
 Prepaid expenses and other current
  assets                                     547,838          689,096
 Deferred tax assets, net                    658,768          658,768
                                   ------------------ ----------------
     Total current assets                 19,796,070       18,600,907
Certificates of deposit, restricted        1,145,130        1,126,987
Equipment, furniture and leasehold
 improvements, net                         1,057,021          824,220
Goodwill, net                             14,342,510       14,342,510
Managed care contracts, net                  649,031          737,234
Deferred tax assets, net                   3,206,346        3,881,061
Other assets, net                            641,187          551,927
                                   ------------------ ----------------
     Total assets                  $      40,837,295  $    40,064,846
                                   ================== ================

  LIABILITIES AND SHAREHOLDERS'
               EQUITY

Current liabilities:
 Accounts payable                  $         661,221  $       575,925
 Accrued expenses and other current
  liabilities                              1,203,683        2,401,933
                                   ------------------ ----------------
     Total current liabilities             1,864,904        2,977,858
Capital lease obligations, less
 current portion                             139,274          112,068
                                   ------------------ ----------------
     Total liabilities                     2,004,178        3,089,926
Commitments and contingencies
Shareholders' equity:
 Common stock                                  5,025            5,024
 Additional paid-in capital               64,299,128       63,838,051
 Accumulated deficit                     (25,471,036)     (26,868,155)
                                   ------------------ ----------------
     Total shareholders' equity           38,833,117       36,974,920
                                   ------------------ ----------------
     Total liabilities and
      shareholders' equity         $      40,837,295  $    40,064,846
                                   ================== ================


                       CONTINUCARE CORPORATION
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                 Three Months Ended
                                                   September 30,
                                              ------------------------
                                                  2006        2005
                                              ------------------------
Revenue:
 Medical services revenue, net                $35,881,917 $29,729,636
 Management fee revenue and other income           51,682     141,514
                                              ------------------------
      Total revenue                            35,933,599  29,871,150

Operating expenses:
 Medical services:
   Medical claims                              27,061,040  21,406,178
   Other direct costs                           3,311,195   3,132,425
                                              ------------------------
      Total medical services                   30,372,235  24,538,603
                                              ------------------------
 Administrative payroll and employee benefits   1,625,235   1,395,347
 General and administrative                     1,836,359   1,702,206
                                              ------------------------
      Total operating expenses                 33,833,829  27,636,156
                                              ------------------------
Income from operations                          2,099,770   2,234,994

Other income (expense):
 Interest income                                  154,122      59,141
 Interest expense                                  (2,934)     (2,969)
                                              ------------------------
Income before income tax provision              2,250,958   2,291,166
Income tax provision                              853,839     852,414
                                              ------------------------
Net income                                    $ 1,397,119 $ 1,438,752
                                              ========================

Net income per common share:
  Basic                                       $       .03 $       .03
                                              ========================
  Diluted                                     $       .03 $       .03
                                              ========================

Weighted average common shares outstanding:
  Basic                                        50,247,936  49,859,938
                                              ========================
  Diluted                                      51,521,917  51,642,853
                                              ========================


                       CONTINUCARE CORPORATION
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                Three Months Ended
                                                   September 30,
                                             -------------------------
                                                 2006         2005
                                             ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                  $ 1,397,119  $ 1,438,752
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                 170,834      157,382
   Loss on disposal of fixed assets               35,924            -
   Provision for bad debts                        50,225       12,463
   Recognition of compensation expense
    related to issuance of stock options         320,784      250,394
   Deferred tax expense                          674,715      760,256
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Other receivables, net                       (136,335)     (49,996)
   Due from HMOs, net                             73,655   (1,983,949)
   Prepaid expenses and other current assets     141,258      218,084
   Other assets, net                              94,321            -
   Accounts payable                               85,296     (148,290)
   Accrued expenses and other current
    liabilities                               (1,206,457)    (490,592)
                                             ------------ ------------
Net cash provided by continuing operations     1,701,339      164,504
Net cash used in discontinued operations               -      (30,972)
                                             ------------ ------------
Net cash provided by operating activities      1,701,339      133,532

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of certificates of deposit             (18,143)      (9,442)
 Proceeds from sales of fixed assets              25,000            -
 Purchase of property and equipment             (319,326)     (28,085)
 Acquisition costs related to MDHC Companies    (183,581)           -
                                             ------------ ------------
Net cash used in investing activities           (496,050)     (37,527)

CASH FLOWS FROM FINANCING ACTIVITIES
 Repayments on note payable                            -     (260,000)
 Excess tax benefit from exercise of stock
  options                                        125,419            -
 Principal repayments under capital lease
  obligations                                    (21,617)     (18,489)
 Proceeds from exercise of stock options          14,875      358,668
 Repurchase and retirement of common stock             -     (696,134)
                                             ------------ ------------
Net cash provided by (used in) financing
 activities                                      118,677     (615,955)
                                             ------------ ------------

Net increase (decrease) in cash and cash
 equivalents                                   1,323,966     (519,950)
Cash and cash equivalents at beginning of
 period                                       10,681,685    5,780,544
                                             ------------ ------------
Cash and cash equivalents at end of period   $12,005,651  $ 5,260,594
                                             ============ ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 AND FINANCING TRANSACTIONS:
Purchase of equipment, furniture and fixtures
 with proceeds of capital lease obligations  $    57,031  $         -
                                             ============ ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for taxes                          $    30,000  $         -
                                             ============ ============
Cash paid for interest                       $     2,934  $     2,969
                                             ============ ============


    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, Senior Vice President - Finance
             305-500-2105